BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS
HELD ON JUNE 28, 2019

1.           Date, Time and Place: Meeting held on June 28, 2019, at 09:30 a.m., in São Paulo City, São Paulo State, at BRF S.A.’s (“Company”) office located at Avenida das Nações Unidas 8501, 1st floor, Pinheiros, Zip Code 05425-000.

2.           Summons and Presence: Summons duly held pursuant to Article 21 of the Company’s Bylaws considering the presence of the totality of members of the Board of Directors: Mr. Pedro Pullen Parente (“Mr. Pedro Parente”), Mr. Augusto Marques da Cruz Filho (“Mr. Augusto Cruz”), Mr. Dan Ioschpe (“Mr. Dan Ioschpe”), Mrs. Flávia Buarque de Almeida (“Mrs. Flávia Almeida”), Mr. Walter Malieni Jr. (“Mr. Walter Malieni”), Mr. Francisco Petros Oliveira Lima Papathanasiadis (“Mr. Francisco Petros”), Mr. José Luiz Osório (“Mr. José Osório”), Mr. Luiz Fernando Furlan (“Mr. Luiz Furlan”), Mr. Roberto Antonio Mendes (“Mr. Roberto Mendes”) and Mr. Roberto Rodrigues (“Mr. Roberto Rodrigues”).

3.           Presiding Board: Chairman: Pedro Parente. Secretary: Carlos Eduardo de Castro Neves.

4.           Agenda: (i) Approval of Revision of the Related Party Transactions Policy.

5.           Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matter was discussed and the following resolution was taken:

5.1.      Approval of Revision of the Related Party Transactions Policy. The members of the Board of Directors, by unanimous votes, approved the revision of the Company’s Related Party Transactions Policy.

6.           Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

Minutes of the Ordinary Meeting of the Board of Directors of BRF S.A. held on June 28, 2019.

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS
HELD ON JUNE 28, 2019

7.           Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 7, pages 24 and 25, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, June 28, 2019.

Carlos Eduardo de Castro Neves Secretary

Minutes of the Ordinary Meeting of the Board of Directors of BRF S.A. held on June 28, 2019.